EXHIBIT 99.2

Date: July 1, 2005

The Board of Directors
China Energy Savings Technology, Inc.
Suite 3203A, 32/F, Central Plaza,
18 Harbour Road,
Wanchai,
Hong Kong

Dear Sirs,

I, Li Shilong, hereby tender my resignation as Executive Director of your Company with effect from July 1, 2005.

I confirm that I have no claim against the Company in respect of fees nor for compensation for loss of office.

Yours faithfully,

/s/ Li Shilong

Li Shilong